Exhibit 4.19

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 9, 2016, by and between The ADT Corporation, a Delaware corporation (the “Company”), the Notes Guarantors listed on the signature pages hereto (the “Notes Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Prime Security One MS, Inc., as predecessor in interest to the Company, and the Trustee executed and delivered an indenture (as amended or supplemented prior to the date hereof, the “Base Indenture”), dated as of May 2, 2016, providing for the issuance of 4.875% First-Priority Senior Secured Notes due 2032 (the “Existing Securities”);

WHEREAS, the Company, the Notes Guarantors and the Trustee executed and delivered a supplemental indenture (as amended or supplemented prior to the date hereof, the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of May 2, 2016;

WHEREAS, Section 2.01 of the Indenture provides that additional Securities of any particular series may be issued from time to time by the Company;

WHEREAS, the Company and the Notes Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $9,750,000 in aggregate principal amount of additional first-priority senior secured debt securities, having terms substantially identical in all material respects to the Existing Securities (the “Additional Securities” and, together with the Existing Securities, the “Securities”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Company, the Notes Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of the holders of the Existing Securities.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Additional Securities. As of the date hereof, the Company will issue, and the Trustee is directed to authenticate and deliver, the Additional Securities under the Indenture, having terms substantially identical in all material respects to the Existing Securities (including accruing interest from May 2, 2016). The Existing Securities and the Additional Securities shall be treated as a single class for all purposes under the Indenture.

(3) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(4) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(5) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(6) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Notes Guarantors.

(7) Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Securities, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Very truly yours,

THE ADT CORPORATION

By:	/s/ Timothy J. Wall
Name: Timothy J. Wall
Title: President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

Notes Guarantors:

PRIME SECURITY SERVICES BORROWER, LLC

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

PRIME FINANCE INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

ASG INTERMEDIATE HOLDING CORP.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

ASG HOLDINGS LLC

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

ALARM SECURITY GROUP LLC

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

ABC SECURITY CORPORATION

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

BRINKMAN SECURITY, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

ASG GOVERNMENT SERVICES LLC

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

NOLAN’S PROTECTION SYSTEMS, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

PROTECTION HOLDINGS II, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

PROTECTION ONE, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

PROTECTION ONE ALARM MONITORING, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

SECURITY MONITORING SERVICES, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	Vice President

PROTECTION ONE SYSTEMS, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

PROTECTION ONE DATA SERVICES, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

[Signature Page to Supplemental Indenture]

PROTECTION ONE ALARM MONITORING OF MASS., INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

MONITAL SIGNAL CORPORATION

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

ADT CANADA HOLDINGS, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President

ADT HOLDINGS, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President

ADT US HOLDINGS, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President

[Signature Page to Supplemental Indenture]

ADT INVESTMENTS, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President

ADT LLC

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President

ELECTRO SIGNAL LAB, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President

S2 MERGERSUB INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

[Signature Page to Supplemental Indenture]